Exhibit 99.2

JAY PHARMA, INC.

FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 19, 2017
(INCEPTION) THROUGH DECEMBER 31, 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of
Jay Pharma, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Jay Pharma, Inc. (the “Company”) as of December 31, 2018 and 2017, and the related statements of operations and comprehensive loss, changes in shareholders’ deficit and cash flows for the year ended December 31, 2018 and for the period from April 19, 2017 (inception) through December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the year ended December 31, 2018 and for the period from April 19, 2017 (inception) through December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company has no present revenues and needs to raise additional funds to meet  its obligations and sustain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any  adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the "PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2019.

New York, NY
April 15, 2019

JAY PHARMA, INC.
BALANCE SHEETS

	December 31,
	2018	2017

Assets
Current assets:
Cash	$113,671	$5,915
Prepaid expenses	5,556	10,761
Other receivables	14,536	4,136
Total current assets	133,763	20,812

Total assets	$133,763	$20,812

Liabilities and Shareholders' Equity

Liabilities
Current liabilities:
Accounts payable and accrued liabilities	$199,217	$51,858
Total liabilities	199,217	51,858

Commitments

Shareholders' Deficit
Common stock, no par value, unlimited authorized shares, 24,972,504 and 19,110,000 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	-	-
Additional paid-in capital	2,423,709	534,663
Accumulated deficit	(2,484,208)	(564,631)
Accumulated other comprehensive income	(4,955)	(1,078)
Total shareholders' deficit	(65,454)	(31,046)
Total liabilities and shareholders' deficit	$133,763	$20,812

The accompanying notes are in integral part of these financial statements.

JAY PHARMA, INC.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For theYear Ended December 31, 2018	For the Period from April 19, 2017 (Inception) through December 31, 2017

Expenses
Operating expenses	$1,919,577	$564,631

Net loss	(1,919,577)	(564,631)

Other comprehensive income
Foreign exchange loss	(3,877)	(1,078)

Comprehensive loss	$(1,923,454)	$(565,709)

Loss per share ‑ basic and diluted	$(0.08)	$(0.08)

Weighted average shares outstanding, basic and diluted	22,607,147	7,071,089

The accompanying notes are in integral part of these financial statements.

JAY PHARMA, INC.
STATEMENTS OF  CHANGES IN SHAREHOLDERS' DEFICIT

	Common Stock		Addition paid-in capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
	Shares	Amount

Balance as of April 19, 2017 (Inception)	-	$-	$-	$-	$-	$-
Common stock issued for cash	10,920,000	-	177,402	-	-	177,402
Common stock issued for services	546,000	-	108,570	-	-	108,570
Common stock issued in exchange for sublicense	7,644,000	-	196,295	-	-	196,295
Stock based compensation - stock options	-	-	52,396	-	-	52,396
Foreign exchange loss	-	-	-	-	(1,078)	(1,078)
Net loss for the year ended December 31, 2017	-	-	-	(564,631)	-	(564,631)

Balance as of December 31, 2017	19,110,000	$-	$534,663	$(564,631)	$(1,078)	$(31,046)

Common stock issued for cash	2,892,244	-	822,665	-	-	822,665
Common stock issued for services	813,098	-	360,828	-	-	360,828
Common stock issued in exchange for sublicense	2,157,162	-	652,624	-	-	652,624
Stock based compensation - stock options	-	-	52,929	-	-	52,929
Foreign exchange gain	-	-	-	-	(3,877)	(3,877)
Net loss for the year ended December 31, 2018	-	-	-	(1,919,577)	-	(1,919,577)

Balance as of December 31, 2018	24,972,504	$-	$2,423,709	$(2,484,208)	$(4,955)	$(65,454)

The accompanying notes are in integral part of these financial statements.

JAY PHARMA, INC.
STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2018	For the Period from April 19, 2017 (Inception) through December 31,2017
Cash Flows From Operating Activities:
Net loss	$(1,919,577)	$(564,631)
Adjustments to reconcile net loss to cash used in operating activities:
Stock based compensation	53,294	51,280
Stock issued for services	365,382	106,258
Stock issued for sublicense	644,006	192,115
Change in operating assets and liabilities:
Prepaid expenses and other current assets	(5,938)	(14,580)
Accounts payable and accrued liabilities	151,668	50,753
Net cash used in operating activities	(711,165)	(178,805)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	822,665	177,402
Net cash provided by financing activities	822,665	177,402

Effect of foreign exchange rate on cash	(3,744)	7,318

Net increase in cash	107,756	5,915

Cash - beginning of period	5,915	-

Cash - end of period	$113,671	$5,915

The accompanying notes are in integral part of these financial statements.

JAY PHARMA, INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - BUSINESS

Nature of operations

Jay Pharma Inc. ("Jay Pharma" or the “Company”) was incorporated under the Business Corporations Act (Canada) on April 19, 2017 as Jay Resources Inc. The Company is a pharmaceutical company developing innovative, evidence-based cannabinoid medicines. The head office of the Company is located at 140 E. Ridgewood Avenue, Suite 415, Paramus, New Jersey 07652.

NOTE 2 – LIQUIDITY AND GOING CONCERN

The Company has incurred continuing losses from its operations and as of December 31, 2018, the Company had an accumulated deficit of $2,484,208 and working capital deficiency of $65,454.

Since inception, the Company has met its liquidity requirements principally through the issuance of notes and the sale of its shares of common stock.

The Company has no present revenue and the Company’s ability to continue its operations and to pay its obligations when they become due is contingent upon the Company obtaining additional financing. Management’s plans include seeking to procure additional funds through debt and equity financings and to continue to develop its technologies under its sublicense agreement. Without further funding, the sublicense agreement will have no commercial value.

There are no assurances that the Company will be able to raise capital on terms acceptable to the Company or at all, or that cash flows generated from its operations will be sufficient to meet its current operating costs and required debt service. If the Company is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned product development, which could harm its financial condition and operating results, or it may not be able to continue to fund its ongoing operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern to sustain operations for at least one year from the issuance date of these financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”).

Use of Estimates

The preparation of these financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and expenses during the periods reported. By their nature, these estimates are subject to measurement uncertainty and the effects on the financial statements of changes in such estimates in future periods could be significant. Significant areas requiring management's estimates and assumptions include determining the fair value of transactions involving common stock and valuation of stock-based compensation. Actual results could differ from those estimates.

JAY PHARMA, INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Foreign Currency Translation

The reporting currency of the Company is the United States dollar. The financial statements of companies located outside of the U.S. are measured in their functional currency, which is the local currency. The functional currency of the Company is the Canadian dollar. Monetary assets and liabilities are translated using public exchange rates at the balance sheet date. Income and expense items are translated using average monthly exchange rates. Shareholders’ equity accounts and non-monetary assets are translated at their historical exchange rates. Translation adjustments are included in accumulated other comprehensive loss in the accompanying balance sheets.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2018 and 2017.

Income Taxes

The Company utilizes an asset and liability approach for financial accounting and reporting for income taxes. The provision for income taxes is based upon income or loss after adjustment for those permanent items that are not considered in the determination of taxable income. Deferred income taxes represent the tax effects of differences between the financial reporting and tax basis of the Company’s assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse.

The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all the deferred tax assets will not be realized. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liabilities. In management’s opinion, adequate provisions for income taxes have been made. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon settlement. A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards. As of December 31, 2018 and 2017, no liability for unrecognized tax benefits was required to be reported.

The Company’s policy for recording interest and penalties associated with tax audits is to record such items as a component of operating expenses. There were no amounts accrued for penalties and interest for the year ended December 31, 2018 and for the period from April 19, 2017 (inception) through December 31, 2017. The Company does not expect its uncertain tax positions to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

The Company has identified its Canadian federal tax return and its provincial tax returns in Ontario as its “major” tax jurisdictions. The Company is in the process of filing its corporate tax returns for the year ended December 31, 2018 and for the period from April 19, 2017 (inception) through December 31, 2017. Net operating losses for these periods will not be available to reduce future taxable income until the returns are filed.

JAY PHARMA, INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Stock-Based Compensation

The Company follows Accounting Standards Codification (“ASC”) 718, Compensation - Stock Compensation, which addresses the accounting for stock-based payment transactions, requiring such transactions to be accounted for using the fair value method. Awards of shares for property or services are recorded at the more readily measurable of the fair value of the stock and the fair value of the service. The Company uses the Black-Scholes option-pricing model to determine the grant date fair value of stock-based awards under ASC 718. The fair value is charged to earnings depending on the terms and conditions of the award, and the nature of the relationship of the recipient of the award to the Company. The Company records the grant date fair value in line with the period over which it was earned. For employees and management, this is typically considered to be the vesting period of the award. For consultants, the fair value of the award is recorded over the term of the service period and unvested amounts are revalued at each reporting period over the service period. The Company estimates the expected forfeitures and updates the valuation accordingly.

Net Loss per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options and warrants (using the treasury stock method). The computation of basic net loss per share for the year ended December 31, 2018 and for the period from April 19, 2017 (inception) through December 31, 2017 excludes potentially dilutive securities. The computations of net loss per share for each period presented is the same for both basic and fully diluted.

Potentially dilutive securities outlined in the table below have been excluded from the computation of diluted net loss per share because the effect of their inclusion would have been anti-dilutive.

	For the year ended December 31, 2018	For the period from April 19, 2017 (Inception) through December 31, 2017
Warrants to purchase shares of common stock	992,244	-
Options to purchase shares of common stock	3,118,234	2,561,317
Total potentially dilutive securities	4,110,478	2,561,317

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value

The carrying value of the Company’s financial instruments, including cash and accounts payable, approximate fair value because of the short-term nature of such financial instruments.

JAY PHARMA, INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements, other than those disclosed below.

On February 25, 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This update will require organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The new guidance will also require additional disclosures about the amount, timing and uncertainty of cash flows arising from leases. The provisions of this update are effective for annual and interim periods beginning after December 15, 2019. The Company is currently evaluating the impact the adoption of this ASU will have on the Company’s financial position and results of operations.

In July 2018, the FASB issued ASU 2018-10, “Codification Improvements to Topic, 842, Leases”, which clarifies how to apply certain aspects of the new leases standard, ASC 842. The amendments address the rate implicit in the lease, impairment of the net investment in the lease, lessee reassessment of lease classification, lessor reassessment of lease term and purchase options, variable payments that depend on an index or rate and certain transition adjustments, among other things.

In July 2018, the FASB issued ASU 2018-11, “Leases (Topic 842): Targeted Improvements”, which provides entities with relief from the costs of implementing certain aspects of the new leasing standard, ASC 842. Specifically, under the amendments in ASU 2018-11, (1) entities may elect not to recast the comparative periods presented when transitioning to ASC 842 and (2) lessors may elect not to separate lease and nonlease components when certain conditions are met.

NOTE 4 – SUBLICENSE AGREEMENT

On January 12, 2018, the Company entered into a sublicense agreement (which formalized the sublicense terms as agreed to in 2017) (the “Agreement”) with TO Pharmaceuticals USA LLC (“TOP”), a Delaware limited liability company. The Agreement requires TOP to sublicense to the Company certain patent and other intellectual property rights for the exclusive use by the Company in cancer-related applications. These rights include intellectual property consisting of patents regarding cannabis pharmaceutical products. The sublicense does not provide for any ability for the Company to sublicense these rights to third parties without the express written consent of TOP.  In exchange for the sublicensed patents, the Company issued to TOP 7,280,000 shares of its common stock along with an obligation to issue to TOP 40% of shares of common stock issued to investors during future financings up to $1.25 million. In connection with the additional rounds of financing, the Company issued to TOP an additional 2,157,162 and 364,000 shares of its common stock during the year ended December 31, 2018 and during the period from April 19, 2017 (inception) through December 31, 2017, respectively.  As of December 31, 2018, TOP owned approximately 40% of the total outstanding shares of common stock of the Company.  The Chief Executive Officer of TOP became the Company’s Interim President effective February 1, 2019 (see Note 8). At present, the sublicense lacks commercial value, economic substance, has no alternative future use, and given that the Company is an early stage business with minimal assets, requiring significant funding to develop and commercialize these technologies, including obtain necessary FDA regulatory approvals, the value of the shares issued to acquire the sublicense was charged to operations for the year ended December 31, 2018 and for the period from April 19, 2017 (inception) through December 31, 2017 in the amount of $652,624 and $196,295, respectively.

Entities often sell goods and services in exchange for equity instruments issued by the purchaser of the goods and services.  The entity granting the equity instruments follows the accounting guidance for those transactions in ACS 718-10.  Such transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measureable.  The entity receiving equity instruments in exchange for providing goods or services follows the guidance for such transactions in accordance with ASC 845.  The Company accounted for the transaction described above in accordance with the provisions of ASC 718-10, and as such, the fair value of the shares issued was determined to be more reliably measureable in determining the value of the sublicense acquired.

JAY PHARMA, INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 - SHARE CAPITAL AND OTHER EQUITY INSTRUMENTS

Authorized Capital

The holders of the Company’s common stock are entitled to one vote per share. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. Upon the liquidation, dissolution, or winding up of the Company, holders of common stock are entitled to share rateably in all assets of the Company that are legally available for distribution. As of December 31, 2018, an unlimited number of common shares were authorized for issuance.

Issuance of Common Stock

During 2017, in connection with the formation of the Company, an aggregate 10,920,000 shares of common stock were issued to the Company’s founders for CAD $0.02 (USD $0.01) per common share for gross proceeds of CAD $234,000 (USD $177,402).  During 2017, the Company issued 7,644,000 shares to TOP in exchange for the rights to develop certain technology under a sublicense agreement, as described in Note 4, for which the Company valued the shares at USD $196,295.

During 2018, the Company issued an additional 2,157,162 shares of common stock to TOP under the sublicense agreement. The Company valued these shares at $652,624.

In January 2018, the Company closed a private placement for 1,900,000 shares of common stock for CAD $0.25 (USD $0.20) per common share for gross proceeds of CAD $475,000 (USD $376,203).

In October 2018, the Company closed a private placement for 992,244 shares of common stock and warrants to purchase 992,244 shares of common stock for CAD $0.87 (USD $0.68) per common share for gross proceeds of CAD $579,044 (USD $446,462).  The warrants are exercisable immediately and expire on October 31, 2020.

Shares Issued in Exchange for Services

During the years ended December 31, 2018 and for the period from April 19, 2017 (inception) through December 31, 2017, the Company issued 813,098 and 546,000 shares, respectively, to consultants in exchange for services. The Company valued these shares at $360,828 and $108,570, respectively.

Stock Options

On July 26, 2017, the Company granted options to purchase 1,558,367 shares of the Company to a director.  The options have a ten year term, an exercise price of CAD $0.58 (USD $0.43 as of December 31, 2018), and vest as follows:
-	Options to purchase 222,767 shares vest immediately upon grant;
-	Options to purchase 222,767 shares vest on the first anniversary of the grant date;
-	Options to purchase 222,767 shares vest on the second anniversary of the grant date;
-	Options to purchase 222,267 shares vest upon the filing of any patent application in the United State of America or Europe within five months from the date of grant;
-
Options to purchase 222,267 shares vest upon the Company’s acquisition of any strategic assets or intellectual property following an introduction by the director within 24 months from the date of grant;

-	Options to purchase 445,533 shares vest upon the Company’s completion of a proof of concept study based on intellectual property introduced by the director within 24 months from the date of grant.

On July 26, 2017, the Company granted options to purchase 1,225,217 shares of the Company to a director.  The options have a ten year term, an exercise price of CAD $0.58 (USD $0.43 as of December 31, 2018), and vest as follows:
-	Options to purchase 222,767 shares vest immediately upon grant;
-	Options to purchase 222,767 shares vest on the first anniversary of the grant date;
-	Options to purchase 222,767 shares vest on the second anniversary of the grant date;
-
Options to purchase 556,917 shares vest upon the consummation of a business development or similar joint venture transaction with a strategic partner that contains a minimum upfront payment to the Company of at least $5 million.

In July 2018, the Company granted options to purchase 556,917 shares of the Company to a director.  The options have a ten year term, an exercise price of CAD $0.58 (USD $0.43 as of December 31, 2018), and vest as follows: (a) one-half of the option shares vest on the date of grant; and (b) one-half of the option shares vest on the date of the Company’s initial public offering.

JAY PHARMA, INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 - SHARE CAPITAL AND OTHER EQUITY INSTRUMENTS

Stock options, continued

The Company utilized the Black-Scholes option pricing model to determine the fair value of these stock options, using the assumptions as outlined below.

	July 2017	July 2018
Stock Price	$0.25 (CAD )	$0.25 (CAD )
Exercise Price	$0.58 (CAD )	$0.58 (CAD )
Dividend Yield	0%	0%
Expected Volatility	92%	81%
Weighted Average Risk-Free Interest Rate	2.58%	2.58%
Expected life (in years)	3.0	2.8

Stock price – Based on price of common stock of recent shares sold.

Discount rate —Based on the daily yield curve rates for U.S. Treasury obligations with maturities, which correspond to the expected term of the Company’s stock options.

Dividend yield —The Company has not paid any dividends on common stock since its inception and does not anticipate paying dividends on its common stock in the foreseeable future.

Expected volatility —Based on the historical volatility of comparable companies in a similar industry.

Expected term —The Company has had no stock options exercised since inception. The expected option term represents the period that stock-based awards are expected to be outstanding based on the simplified method provided in Staff Accounting Bulletin (“SAB”) No. 107, Share-Based Payment, which averages an award’s weighted-average vesting period and expected term for “plain vanilla” share options.

Forfeitures —ASC Topic 718 Compensation - Stock Compensation requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

	Number of Shares	Weighted Average Exercise Price (USD)	Weighted Average Grant Date Fair Value (USD)	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (USD)
Outstanding - April 19, 2017	-	-	-
Granted	2,783,584	$0.43	$0.08
Expired, forfeited, or cancelled	(222,267)	$0.43	$0.08
Outstanding - December 31, 2017	2,561,317	$0.43	$0.08	9.57	$-

Exercisable at December 31, 2017	445,534	$0.43	$0.08	9.57	$-

Outstanding – January 1, 2018	2,561,317	$0.43	$0.08
Granted	556,917	$0.43	$0.06
Outstanding - December 31, 2018	3,118,234	$0.43	$0.08	8.75	$-

Exercisable at December 31, 2018	1,169,526	$0.43	$0.08	8.81	$-

The Company’s stock based compensation expense related to stock options for the year ended December 31, 2018 and for the period from April 19, 2017 (inception) through December 31, 2017 was $52,929 and $52,396, respectively. As of December 31, 2018, the Company had $137,594 in unamortized stock option expense, which will be amortized over a period of 0.5 years.

JAY PHARMA, INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 - SHARE CAPITAL AND OTHER EQUITY INSTRUMENTS, CONTINUED

Warrants

The following table summarizes information about shares issuable under warrants outstanding at December 31, 2018:

	Warrant shares outstanding	Weighted average exercise price (CAD)	Weighted average remaining life	Intrinsic value
Outstanding at January 1, 2018	-
Issued	992,244	$0.87
Exercised	-
Expired or cancelled	-
Outstanding at December 31, 2018	992,244	$0.87	1.83	$-

Exercisable at December 31, 2018	992,244	$0.87	1.83	$-

There were no warrants issued, exercised, or forfeited during the period April 19, 2017 (inception) through December 31, 2017. The warrants in 2018 were issued as a part of a common stock unit offering whereby shares were sold for cash during the current year. The warrants were accounted for as a component of equity, as the instrument contains no features which would preclude such classification.

NOTE 6 – INCOME TAXES

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

	As of December 31,
Deferred tax assets:	2018	2017
Net operating loss carryovers	$505,871	$106,971
Deferred tax assets, gross	505,871	106,971

Less: valuation allowance	(505,871)	(106,971)
Deferred tax assets, net	-	-

Deferred tax assets (liabilities), net	$-	$-

The change in the Company’s valuation allowance is as follows:

	For the year ended December 31, 2018	For the period from April 19, 2017 (Inception) to December 31, 2017
Beginning of year	$106,971	$-
Increase in valuation allowance	398,900	106,971
End of year	$505,871	$106,971

JAY PHARMA, INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 6 - INCOME TAXES, CONTINUED

A reconciliation of the provision for income taxes with the amounts computed by applying the statutory federal income tax rate to loss from operations before the provision for income taxes is as follows:

	For the year ended December 31, 2018	For the period from April 19, 2017 (Inception) to December 31, 2017
Canada federal statutory rate	(15.0)%	(15.0)%
Provincial taxes	(11.5)%	(11.5)%
Permanent differences
Non-deductible expenses	5.7%	7.5%
Valuation allowance	20.8%	19.0%
Effective income tax rate	0.0%	0.0%

As of December 31, 2018, the Company had net operating loss carryovers of $1,908,948 for Canadian federal income tax purposes, which begin to expire in 2027. The ultimate realization of the net operating loss is dependent upon future taxable income, if any, of the Company. Based on losses from inception, the Company determined that as of December 31, 2018 and 2017 it is more likely than not that the Company will not realize benefits from the deferred tax assets. The Company will not record income tax benefits in the financial statements until it is determined that it is more likely than not that the Company will generate sufficient taxable income to realize the deferred income tax assets. As a result of the analysis, the Company determined that a valuation allowance against the deferred tax assets was required of $505,871 and $106,971 as of December 31, 2018 and 2017, respectively.

NOTE 7 – COMMITMENTS

On December 19, 2018, the Company entered into a consulting and advisory agreement with a financial consulting firm. Under the terms of the agreement, the consulting firm provides the Company with a consultant who serves as the Company’s Interim Chief Financial Officer. The agreement expires on December 19, 2019 and requires a monthly fee of $8,500.

NOTE 8 - SUBSEQUENT EVENTS

On February 7, 2019, the Company issued a note payable to an investor for $66,000 and received $60,000 in proceeds with an OID of $6,000. The note bears no interest and is due and payable on May 6, 2019.

On February 1, 2019, the Company entered into a consulting agreement with its executive director. Subject to the approval of the Company’s Board of Directors or Compensation Committee, the executive director will be granted options to purchase up to one percent of the common stock of the Company, on a fully diluted basis, as calculated on the effective date (as defined). In connection with the consulting agreement, on March 5, 2019, the Company issued a note payable to its executive director for $150,000. The note bears no interest and is due and payable on March 4, 2020. The agreement expires on February 1, 2020.

On February 1, 2019, the Company entered into a consulting agreement with the Chief Executive Officer of TOP (see Note 4) to serve as the Company’s Interim Chief Executive Officer (the “Interim CEO”). Pursuant to the terms of the agreement, the Interim CEO receives a monthly fee of $6,000 until the Company completes a Bridge Financing (as defined) of at lease $1.5 million. Following the consummation of the Bridge Financing, the Interim CEO is entitled to a monthly fee of $8,000. Subject to the approval of the Company’s Board of Directors or Compensation Committee, the Interim CEO will be granted options to purchase up to three and one half percent of the common stock of the Company, as calculated on a fully diluted basis, upon an exercise price assuming a $10 million valuation of the Company. The agreement expires on Febraury 1, 2020.

On January 5, 2019, the Company entered into a business advisor services agreement. Pursuant to the terms of the agreement, the consultant will provide business advisory, marketing, and investor relations services in exchange for $15,000 per month, of which $7,500 is payable in cash and $7,500 is payable in the Company’s common shares.  The term expires on January 4, 2020.

During April 2019, the Company received $300,000 in exchange for convertible notes payable and warrants.  The notes payable bear interest at a rate of 6% per annum and are due and payable one year from the date of issuance.  The notes are convertible at any time by the holder into common stock at a price of $0.60 per share.  The notes payable will automatically convert into common stock in the event that the Company consummates a reverse merger with a publicly traded company.